EXHIBIT 10.1

SETTLEMENT AND RELEASE AGREEMENT

This Agreement is by and between DePuy Spine, Inc. and Biedermann Motech GmbH (collectively, “Plaintiffs”), on the one hand, and Alphatec Spine, Inc. (“Alphatec” or “Defendant”), on the other hand. Plaintiffs and Defendant are sometimes collectively referred to herein as a “Party” and collectively as the “Parties.” This Settlement and Release Agreement is effective as of May 5, 2008 (the “Effective Date”).

WHEREAS, Plaintiffs filed Civil Action No. 06 CV 11111 EFH against Alphatec in the United States District Court for the District of Massachusetts (the “Court”), with respect to United States Patent No. 5,207,678 (the “‘678 patent”), that case being referred to herein as the “Litigation”;

WHEREAS, Plaintiffs accused Alphatec’s Zodiac® screw products and Solanas® screw products (collectively “Alphatec Screw Products”) of infringing the ‘678 patent;

WHEREAS, the Parties hereto desire to compromise, settle and release all claims in the Litigation and intend that the final terms and conditions be set forth in this Settlement and Release Agreement (hereinafter referred to as “Agreement”).

NOW, THEREFORE, for and in consideration of the mutual promises and agreements herein contained, including the Recitals set forth above and herein, the Parties agree as follows:

1. Following the execution of this Agreement, the Parties agree to execute and file with the Court a Stipulated Dismissal with Prejudice and Consent Judgment in the form attached hereto as Exhibit A (the “Dismissal”).

2. Alphatec shall pay Plaintiffs eleven million dollars ($11,000,000) by wire transfer to:

Confidential Treatment Requested

[***]

This payment shall be made on the Effective Date, [***].

3. Concurrently with the execution of this Agreement and the dismissal with prejudice of this Lawsuit, Plaintiffs will grant Alphatec a license to manufacture, import, use, offer to sell and sell Licensed Products (as defined in the License Agreement) in the form attached hereto as Exhibit B (“the License Agreement”), said License Agreement being part of this settlement.

4. Alphatec admits that the ‘678 patent is valid and enforceable [***].

5. Plaintiffs hereby release and discharge Alphatec and, solely with respect to the use or sale of Alphatec Screw Products manufactured by Alphatec, its agents, representatives, suppliers, distributors, re-sellers, customers, end-users, shareholders, officers, directors, employees, insurers and affiliates (hereinafter, “Alphatec Releasees”), from any and all causes of action, in law or in equity, as well as costs, claims, liabilities, demands, damages, losses, expenses and attorneys’ fees, of any nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, which Plaintiffs have, up to and including the Effective Date, for infringement of the ‘678 patent.

6. Each Party hereby agrees to be liable and responsible for its own legal expenses, including, but not limited to attorneys’ fees and costs, incurred by each Party in connection with the Litigation and settlement.

7. The Parties hereto warrant that they have read this Agreement and fully understand its terms. Each Party to this Agreement warrants that it has full right and authority to enter into and fulfill applicable terms and obligations of this Agreement. Biedermann Motech GmbH represents and warrants that it is the sole owner of the ‘678 patent and, together with its exclusive licensee, DePuy Spine, Inc., has the sole right and authority to sue for infringement of the ‘678 patent.

Confidential Treatment Requested

8. The Parties hereto agree that this Agreement and the License Agreement contain the entire understanding and agreement reached by the parties and this Agreement and the License Agreement supersede all other written or oral agreements, exchanges, arrangements or negotiations between them or their legal representatives and may not be altered, amended or modified, except by writing properly executed by all Parties hereto.

9. The Parties hereto agree that the agreements and covenants herein shall be binding upon the Parties to this Agreement, their heirs, assignees, administrators, executors, successors and legal representatives.

10. This Agreement will become binding upon the exchange of facsimile copies of the required signatures and upon receipt of the funds identified in Paragraph 2 above. The Parties will thereafter exchange formal signed originals of this Agreement for their permanent records.

11. Failure to enforce any provision of this Agreement shall not be deemed a waiver of any rights under the Agreement.

12. This Agreement will be construed in accordance with Massachusetts law.

13. Other than the fact of this settlement, information contained in the Dismissal attached as exhibit “A,” and information regarding the settlement that is or later becomes a matter of public knowledge through regulatory or legal filings, the Parties shall take reasonable steps to treat the terms of this Agreement as confidential and not publicly disclose its terms. Notwithstanding the foregoing, any Party may disclose the terms of this Agreement to its accountants and attorneys to the extent necessary to permit such accountants and attorneys to perform necessary or required tax, accounting, financial, legal or administrative tasks or services. In addition, this Agreement may be produced in a legal proceeding, provided, however, that the producing party shall take reasonable steps to keep this Agreement confidential through, for instance, the use of a protective order. Notwithstanding the obligations of the Parties set forth in this Article 13, either Party may make such disclosures (a) to the extent required by law or by requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, or (b) with respect to Alphatec, to any prospective transferees or to investors, prospective investors, lenders and other potential financing sources who are obligated to keep such information confidential. The foregoing notwithstanding, the Parties shall not be responsible for inadvertent or innocent disclosures.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement individually and by their respective duly authorized officers or representatives to be effective as set forth above.

Accepted and Agreed to:	Accepted and Agreed to:

DEPUY SPINE, INC.	ALPHATEC SPINE, INC.

By: /s/ Richard Manginelli	By: /s/ Dirk Kuyper

World-wide VP, Operations	President and CEO

Date: May 5, 2008	Date: May 5, 2008

BIEDERMANN MOTECH GMBH

By:	/s/ Lutz Biederman

President

Date: May 5, 2008

Confidential Treatment Requested

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MASSACHUSETTS

BOSTON DIVISION

BIEDERMANN MOTECH GMBH and DEPUY SPINE, INC., Plaintiffs, v. ALPHATEC SPINE, INC., Defendant.	) ) ) ) ) ) ) ) ) ) )	Case No.: 06CV11111 EFH Judge Edward F. Harrington

STIPULATED DISMISSAL WITH PREJUDICE AND CONSENT JUDGMENT

Pursuant to Rule 41 of the Federal Rules of Civil Procedure, Plaintiffs Biedermann Motech GmbH (“Biedermann Motech”) and DePuy Spine, Inc. (“DePuy”) and Defendant Alphatec Spine, Inc. (“Alphatec”), by and through their respective undersigned counsel, hereby stipulate to dismiss this action with prejudice, including all causes of action set forth in the Complaint and/or Answer and Counterclaims on file in this action.

The parties further consent to entry of this consent judgment finding that U.S. Patent No. 5,207,678 (“the ‘678 patent”) is valid and enforceable, and covers Alphatec’s Zodiac® screw products and Solanas® screw products as set forth in the parties’ License Agreement of May 5, 2008, that Alphatec’s defenses with respect to the ‘678 patent and the infringement of the ‘678 patent by Alphatec’s Zodiac® screw products and Solanas® screw products are dismissed with prejudice, and that Alphatec may not hereafter challenge the validity or enforceability of the ‘678 patent.

1

Confidential Treatment Requested

These dismissals and stipulations are each and all with consent of the opposing party. Each party shall bear its own costs and attorneys fees.

Scott E. Ehrlich, Esq. (BBO# 637202)

NUTTER, McCLENNEN & FISH, LLP

World Trade Center West

155 Seaport Boulevard

Boston, Massachusetts 02210-2604

Telephone: (617) 439-2000

(For BIEDERMANN MOTECH GMBH and

DEPUY SPINE, INC.)

Calvin P. Griffith (admitted pro hac vice)

Patrick J. Norton (admitted pro hac vice)

Isaac A. Molnar (admitted pro hac vice)

JONES DAY

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114-1190

Telephone: (216) 586-3939

(For DEPUY SPINE, INC.)

Luke L. Dauchot (admitted pro hac vice)

Greer N. Shaw (BBO #638128)

KIRKLAND & ELLIS LLP

777 South Figueroa Street

Los Angeles, California 90017

Telephone: (213) 680-8400

(For BIEDERMANN MOTECH GMBH)

Paul Hayes Dean Bostock MINTZ LEVIN One Financial Center Boston, Massachusetts 02111 Telephone: (617) 542-6000 (For ALPHATEC SPINE, INC.)

IT IS SO ORDERED

United States District Court Judge

2

Confidential Treatment Requested